Transition Property Purchase and Sale Agreement

                                     between

                           CPL TRANSITION FUNDING LLC

                                   Note Issuer

                                       and

                         CENTRAL POWER AND LIGHT COMPANY

                                     Seller

                        Dated as of _______________, 2000






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                                 TABLE OF CONTENTS

                                                                        page

         ARTICLE I.........................................DEFINITIONS   1
         SECTION 1.01.  Definitions......................................1
         SECTION 1.02. Other Definitional Provisions.....................2

         ARTICLE II...................CONVEYANCE OF TRANSITION PROPERTY  2
         SECTION 2.01.  Conveyance of Transition Property................2
         SECTION 2.02.  Conveyance of Subsequent Transition Property.....3
         SECTION 2.03.  Conditions to Conveyance of Transition Property..3

         ARTICLE III...........REPRESENTATIONS AND WARRANTIES OF SELLER  5
         SECTION 3.01.  Organization and Good Standing.  ................5
         SECTION 3.02.  Due Qualification................................5
         SECTION 3.03.  Power and Authority..............................5
         SECTION 3.04.  Binding Obligation...............................5
         SECTION 3.05.  No Violation.....................................5
         SECTION 3.06.  No Proceedings...................................6
         SECTION 3.07.  Approvals.  .....................................6
         SECTION 3.08.  The Transition Property..........................6
         SECTION 3.09.  Limitations on Representations and Warranties....9

         ARTICLE IV.............................COVENANTS OF THE SELLER  9
         SECTION 4.01.  Corporate Existence..............................9
         SECTION 4.02.  No Liens.........................................9
         SECTION 4.03.  Delivery of Collections..........................9
         SECTION 4.04.  Notice of Liens..................................9
         SECTION 4.05.  Compliance with Law..............................10
         SECTION 4.06.  Covenants Related to Notes and Transition
                        Property.........................................10
         SECTION 4.07.  Protection of Title..............................11
         SECTION 4.08.  Nonpetition Covenants............................11
         SECTION 4.09.  Taxes............................................11
         SECTION 4.10.  Issuance Advice Letter...........................11
         SECTION 4.11.  Tariff...........................................11
         SECTION 4.12.  Maintenance of Operations. ......................12
         SECTION 4.13.  Notice of Breach to Rating Agencies. ............12

         ARTICLE V..........................................THE SELLER   12
         SECTION 5.01.  Liability of Seller; Indemnities.................12
         SECTION 5.02.  Merger or Consolidation of, or Assumption of
                        the Obligations of,
                        Seller...........................................14
         SECTION 5.03.  Limitation on Liability of Seller and Others.....15

         ARTICLE VI............................MISCELLANEOUS PROVISIONS  15
         SECTION 6.01.  Amendment........................................15
         SECTION 6.02.  Notices..........................................16
         SECTION 6.03.  Assignment.......................................16
         SECTION 6.04.  Limitations on Rights of Third Parties...........17
         SECTION 6.05.  Severability.....................................17
         SECTION 6.06.  Separate Counterparts............................17
         SECTION 6.07.  Headings.........................................17
         SECTION 6.08.  Governing Law....................................17
         SECTION 6.09.  Assignment to Indenture Trustee..................17
         SECTION 6.10.  Limitation of Liability..........................17
         SECTION 6.11.  Waivers..........................................17

         This TRANSITION PROPERTY PURCHASE AND SALE AGREEMENT, dated as of ____________, 2000, is between CPL Transition Funding LLC, a Delaware limited liability company (the "Note Issuer"), and Central Power and Light Company, a Texas corporation (together with its successors in interest to the extent permitted hereunder, the "Seller").

                                    RECITALS

         WHEREAS, the Note Issuer desires to purchase from time to time the Transition Property created pursuant to the Securitization Law;

         WHEREAS, the Seller is willing to sell from time to time the Transition Property to the Note Issuer;

         WHEREAS, the Note Issuer, in order to finance the purchase of the Transferred Transition Property, will from time to time issue one or more Series of Notes under the Indenture; and

         WHEREAS, the Note Issuer, to secure its obligations under the Notes of each Series and the Indenture, will pledge, among other things, all right, title and interest of the Note Issuer in and to the Transferred Transition Property and this Agreement to the Indenture Trustee for the benefit of the Holders of the Notes of such Series.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Note Issuer, and [___________], as the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

         (b)......Whenever  used in this  Agreement,  the  following  words  and phrases shall have the following meanings:

         "Agreement" means this Transition Property Purchase and Sale Agreement, as amended and supplemented from time to time.

         "Bill of Sale" means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.03(i).


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         "Indemnified Person" has the meaning specified in Section 5.01(g).

         "Original Transition Property" means the Initial Transition Property sold, transferred, assigned, set over and conveyed by the Seller to the Note Issuer as of the Closing Date pursuant to this Agreement.

         "Losses" has the meaning specified in Section 5.01(d).

         "Note Issuer" has the meaning set forth in the preamble of this Agreement.

         "Repurchase Price"  has the meaning specified in Section 5.01(d).

         "Seller" has the meaning set forth in the preamble of this Agreement.

         "Transfer  Date"  means,  with  respect  to  the  Original   Transition
Property, the Closing Date and, with respect to any Subsequent Transition Property, the Subsequent Transfer Date related thereto.

         "Transferred Transition Property" means, collectively, the Original Transition Property and any Subsequent Transition Property.

         SECTION 1.02. Other Definitional Provisions.

         (a)......All  terms  defined in this  Agreement  shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b)......The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (c)......The  definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                   ARTICLE II

                        CONVEYANCE OF TRANSITION PROPERTY

         SECTION 2.01. Conveyance of Transition Property. (a) In consideration of the Note Issuer's delivery to or upon the order of the Seller of $[_____], subject to the conditions specified in Section 2.03, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Note Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Original Transition Property (such sale, transfer, assignment, setting over and conveyance of the Original
Transition Property includes, to the fullest extent permitted by the Securitization Law, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Charges related to the Original Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 39.308 of the Securitization Law, shall be treated as an absolute transfer of all of the Seller's right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Original Transition Property. The Seller and the Note Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Original Transition Property to which such a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Original Transition Property to the Note Issuer, (ii) as provided in Section 39.304 of the Securitization Law, such rights are only contract rights until the time of such sale, transfer, assignment, setting over and conveyance and (iii) as provided in Section 39.309(c) of the Securitization Law, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 39.308 of the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as the creation of a security interest in the Original Transition Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Original Transition Property to the Note Issuer, the Seller hereby grants a security interest in the Original Transition Property to the Note Issuer.

                  (b) Subject to Section 2.03, the Note Issuer does hereby purchase the Original Transition Property from the Seller for the consideration set forth in Section 2.01(a).

         SECTION 2.02. Conveyance of Subsequent Transition Property. The Seller may from time to time offer to sell, transfer, assign, set over and convey additional Transition Property to the Note Issuer, subject to the conditions specified in Section 2.03. If any such offer is accepted by the Note Issuer, such Subsequent Transition Property shall be sold, transferred, assigned, set over and conveyed to the Note Issuer effective on the Subsequent Transfer Date specified in the related Addition Notice, subject to the satisfaction or waiver of the conditions specified in Section 2.03.

         SECTION 2.03. Conditions to Conveyance of Transition Property. The obligation of the Note Issuer to purchase Transition Property on any Transfer Date shall be subject to the satisfaction or waiver by the Note Issuer of each of the following conditions:

         (i)......on  or prior to such  Transfer  Date,  the  Seller  shall have delivered to the Note Issuer a duly executed Bill of Sale identifying the Transition Property to be conveyed on that Transfer Date;

         (ii).....as of such Transfer Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

         (iii)....as of such Transfer Date, the  representations  and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on such Transfer Date (except to the extent that they relate to an earlier date); on and as of such Transfer Date no breach of any covenant or agreement of Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

         (iv).....as  of such  Transfer  Date,  (A) the Note  Issuer  shall have sufficient funds available to pay the purchase price for the Transferred Transition Property to be conveyed on such date and (B) all conditions to the issuance of one or more Series of Notes intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

         (v)......on or prior to such Transfer Date, the Seller shall have taken all action required to transfer to the Note Issuer ownership of the Transition Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Note Issuer pursuant to the Indenture; and the Note Issuer or the Servicer, on behalf of the Note Issuer, shall have taken any action required for the Note Issuer to grant the Indenture Trustee a first priority perfected security interest in the Note Collateral and maintain such security interest as of such date;

         (vi).....in the case of a sale of Subsequent  Transition Property only, on or prior to the Subsequent  Transfer Date, the Seller shall have provided the
Note Issuer and the Rating Agencies with a timely Addition Notice;

         (vii)....the Seller shall have delivered to the Rating Agencies and the
Note Issuer any Opinions of Counsel requested by the Rating Agencies;

         (viii)...the Seller shall have delivered to the Note Issuer and the Indenture Trustee an opinion of outside tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, the Seller) to the effect that, for federal income tax purposes, (i) the PUCT's issuance of the Financing Order authorizing the collection of the Transition Charges will not result in gross income to the Seller and (ii) in the case of a sale of Subsequent Transition Property only, such conveyance will not adversely affect the characterization of the then outstanding Notes of any Series as obligations of the Seller;

         (ix).....on  and as of such Transfer  Date,  each of the LLC Agreement, the Servicing Agreement, this Agreement, the Indenture, any issued Financing Order and the Securitization Law shall be in full force and effect; and

         (x)......the  Seller shall have delivered to the Indenture  Trustee and the Note Issuer an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.03.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Subject to Sections 3.08(f) and 3.09, the Seller makes the following representations and warranties, as of each Transfer Date, and the Seller acknowledges that the Note Issuer has relied thereon in acquiring the Transferred Transition Property. The representations and warranties shall survive the sale and transfer of Transferred Transition Property to the Note Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         SECTION 3.01. Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate power and authority to obtain Financing Orders and own, sell and transfer the Transition Property.

         SECTION 3.02. Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues or properties).

         SECTION 3.03. Power and Authority. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.

         SECTION 3.04. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.05. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not:
(i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the restated articles of incorporation or by-laws of the Seller, or any material indenture or agreement or other material instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller's properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 39.309 of the Securitization Law); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties, so as to adversely affect the Seller, the Note Issuer or the Noteholders.

         SECTION 3.06. No Proceedings. [Except as set forth on Schedule 3.06,] there are no proceedings pending and, to the Seller's knowledge, there are no proceedings threatened and, to the Seller's knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Note Issuer or, to the Seller's knowledge, any other Person: (i) asserting the invalidity of this Agreement, any of the other Basic Documents or the Notes of any Series, (ii) seeking to prevent the issuance of the Notes of such Series or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Notes of any Series or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Notes of any Series as debt.

         SECTION 3.07. Approvals. Except for UCC filings, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

         SECTION 3.08.  The Transition Property.1

         (a)......Information.  At each Transfer Date, all written  information, as amended or supplemented from time to time, provided by the Seller to the Note Issuer with respect to the Transferred Transition Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter) is true and correct in all material respects.

         (b)......Title.  It is the  intention  of the  parties  hereto that the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Transferred Transition Property from the Seller to the
Note Issuer and that no interest in, or right or title to, the Transferred Transition Property shall be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Transferred Transition Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Note Issuer.

         (c)......Transfer  Filings.  The  Seller  is  the  sole  owner  of  the
Transition Property being sold to the Note Issuer on such Transfer Date. On such Transfer Date, immediately upon the sale hereunder, the Transferred Transition Property shall be validly transferred and sold to the Note Issuer, the Note Issuer shall own all such Transferred Transition Property free and clear of all Liens (except for any Lien created in favor of the Holders pursuant to Section
39.309 of the Securitization Law or any Lien that may be granted under the Basic Documents) and all filings to be made by the Seller (including filings with the Secretary of State of the State of Texas under the Securitization Law) necessary in any jurisdiction to give the Note Issuer a perfected ownership interest in the Transferred Transition Property as against all creditors of the Seller have been made. No further action is required to maintain such ownership interest (subject to any Lien created in favor of the Holders pursuant to Section 39.309 of the Securitization Law and any Lien that may be granted under the Basic Documents) and to give the Indenture Trustee a first priority perfected security interest in the Transferred Transition Property. Filings have also been made to perfect the security interest in the Original Transition Property granted by the Seller to the Note Issuer (subject to any Lien created in favor of the Holders pursuant to Section 39.309 of the Securitization Law and any Lien that may be granted under the Basic Documents) pursuant to Section 2.01.

         (d)  .....Financing  Order,  Issuance  Advice Letter and Tariff;  Other
Approvals. On each Transfer Date, under the laws of the State of Texas and the United States in effect on such Transfer Date, (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right to impose, collect and receive the Transition Charge, in and to the Transition Property transferred on such date have been created has become Final is in full force and effect; (ii) [as of the issuance of the Notes, the Notes are entitled to the protection provided in Sections _______ of the Securitization Law and, accordingly, the Financing Order, the Transition Property and the Issuance Advice Letter are not revocable by the PUCT]; (iii) the Tariff is in full force and effect and is not subject to modification by the PUCT except as provided under Section 39.307 of the Securitization Law; neither the State of Texas nor the PUCT may take or permit any action that would impair the value of the Transition Property transferred on such date, or, except as permitted by Section
39.307 of the Securitization Law, reduce, alter or impair the Transition Charges relating to such Transition Property until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Notes of such Series relating to such Transition Property have been paid or performed in full; (iv) the process by which the Financing Order creating the Transition Property transferred on such date was adopted and approved, and the Financing Order, Issuance Advice Letter and Tariff themselves, comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter and the Tariff relating to the Transition Property transferred on such date have been filed in accordance with the Financing Order creating the Transition Property transferred on such date; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the Transition Property transferred on such date, except those that have been obtained or made. Notwithstanding clause (ii) of the immediately preceding sentence, the State of Texas would be allowed to effect a temporary impairment of the Holders' rights if it could be shown that such an impairment was necessary to advance a significant and legitimate public purpose.

         (e)......Assumptions. On each Transfer Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Transition Charge are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that the assumptions used in calculating such Transition Charge will in fact be realized.

         (f)......Creation  of Transition  Property.  [Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the Tariff and the transfer of Transition Property pursuant to this Agreement: (i) the rights and interests of the Seller under the Financing Order, including the right to impose, collect and receive the Transition Charges authorized in the Financing Order, become Transition Property; (ii) the Transferred Transition Property constitutes a present property right; (iii) the Transferred Transition Property includes the right, title and interest of the Seller in the Financing Order and the Transition Charge, the rights to impose and obtain periodic adjustments of such Transition Charge, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, payments, money or proceeds of or arising from the Transition Charge; and (iv) the owner of the Transferred Transition Property is legally entitled to collect payments in respect of the Transition Charge in the aggregate sufficient to pay the interest on and principal of the Notes of such Series, to pay the fees and expenses of servicing the Notes of such Series, to replenish the Capital Subaccount to the Required Capital Level and to fund the Overcollateralization Subaccount to the Required Overcollateralization Level until the Notes of such Series are paid in full or until the last date permitted for the collection of payments in respect of the Transition Charge under the Financing Order, whichever is earlier.

         (g)......Nature of Representations and Warranties.  The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties' good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Notes, and to reflect the parties' agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Note Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Note Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

         SECTION 3.09. Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT ANY AMOUNTS ACTUALLY COLLECTED IN RESPECT OF THE TRANSITION CHARGE WILL IN FACT BE SUFFICIENT TO MEET PAYMENT OBLIGATIONS WITH RESPECT TO THE NOTES OF ANY SERIES OR THAT THE ASSUMPTIONS USED IN CALCULATING THE TRANSITION CHARGE WILL IN FACT BE REALIZED.


                                   ARTICLE IV

                             COVENANTS OF THE SELLER

         SECTION 4.01. Corporate Existence. Subject to Section 5.02, so long as any of the Notes of any Series are Outstanding, the Seller (a) will keep in full force and effect its corporate existence under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby and (c) agrees to continue to operate its wires system.

         SECTION 4.02. No Liens. Except for the conveyances hereunder or any Lien under Section 39.309 of the Securitization Law for the benefit of the Note Issuer, the Indenture Trustee or the Holders, the Seller will not sell, pledge, assign or transfer, or grant, create, or incur any Lien on, any of the Transferred Transition Property, or any interest therein, and the Seller shall make all reasonable efforts to defend the right, title and interest of the Note Issuer and the Indenture Trustee in, to and under the Transferred Transition Property against all claims of third parties claiming through or under the Seller. CPL, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Transferred Transition Property.

         SECTION 4.03. Delivery of Collections. If the Seller receives any payments in respect of the Transition Charge or the proceeds thereof when it is not acting as the Servicer, the Seller agrees to pay to the Servicer all payments received by it in respect thereof as soon as practicable after receipt thereof by it.

         SECTION 4.04. Notice of Liens. The Seller shall notify the Note Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Transferred Transition Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under Section 39.309 of the Securitization Law for the benefit of the Note Issuer or the Holders.

         SECTION 4.05. Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Note Issuer's or the Indenture Trustee's interests in the Transferred Transition Property or under any of the other Basic Documents to which the Seller is party or the Seller's performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

         SECTION 4.06.  Covenants Related to Notes and Transition Property.

         (a)......So long as any of the Notes are outstanding,  the Seller shall treat the Notes as debt of the Note Issuer, other than for financial accounting or tax purposes [or as required under the Public Utility Holding Company Act of 1935, as amended].

         (b)......So long as any of the Notes are outstanding,  the Seller shall indicate in its financial statements that it is not the owner of the Transferred Transition Property.

         (c)......So long as any of the Notes are outstanding, the Seller shall not own or purchase any Notes.

         (d)......The  Seller  agrees  that,  upon the sale by the Seller of the
Transferred  Transition  Property to the Note Issuer pursuant to this Agreement,
(i) to the fullest extent permitted by law, including applicable PUCT Regulations, the Note Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Transition Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer or REP in respect of the Transferred Transition Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any Customer or REP directly to the Note Issuer shall discharge such Customer's or REP's obligations, if any, to the Seller in respect of the Transferred Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

         (e)......So  long as any of the Notes are  outstanding,  (i) the Seller shall not make any statement or reference in respect of the Transferred Transition Property that is inconsistent with the ownership interest of the Note Issuer (other than for financial accounting or tax reporting purposes [or as required under the Public Utility Holding Company Act of 1935, as amended]), and
(ii) the Seller shall not take any action in respect of the Transferred Transition Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents.

         SECTION 4.07. Protection of Title. The Seller shall execute and file such filings, including filings with the Secretary of State of the State of Texas pursuant to the Securitization Law, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain and protect the ownership interest of the Note Issuer in the Transferred Transition Property, including all filings required under the Securitization Law relating to the transfer of the ownership interest or security interest in the Transferred Transition Property by the Seller to the
Note Issuer. The Seller shall deliver or cause to be delivered to the Note Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the Securitization Law, any Financing Order or any Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to protect the
Note Issuer from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III. The costs of any such actions or proceedings will be payable by the Note Issuer.

         SECTION 4.08. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Note Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining a case against the Note Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or any substantial part of the property of the Note Issuer, or ordering the winding up or liquidation of the affairs of the Note Issuer.

         SECTION 4.09. Taxes. So long as any of the Notes are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred Transition Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

         SECTION 4.10. Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of any Issuance Advice Letter with the PUCT.

         SECTION 4.11. Tariff. The Seller hereby agrees to make all reasonable efforts to keep each Tariff in full force and effect at all times.

         SECTION 4.12. Maintenance of Operations. The Seller hereby agrees that, so long as any of the Notes are outstanding, the Seller shall continue to provide wires service directly to customers.

         SECTION 4.13. Notice of Breach to Rating Agencies. Promptly after obtaining knowledge thereof, in the event of a breach in any material respect of any of the Seller's representations and warranties contained herein, the Seller shall promptly notify the Note Issuer and the Rating Agencies of such breach.


                                    ARTICLE V

                                   THE SELLER

         SECTION 5.01.  Liability of Seller; Indemnities.

         (a)......The  Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

         (b)......The  Seller shall  indemnify the Note Issuer and the Indenture
Trustee (for itself and for the benefit of the Noteholders) for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Noteholders as a result of their ownership of a Note and the receipt of amounts thereunder) that may at any time be imposed on or asserted against any such Person under existing law as of the Closing Date or the Subsequent Transfer Date, as applicable, as a result of the sale of the Transferred Transition Property to the Note Issuer, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, in the event and to the extent such taxes are not recoverable as Qualified Costs.

         (c)......The  Seller shall  indemnify the Note Issuer and the Indenture
Trustee (for itself and for the benefit of the Noteholders) for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Noteholders as a result of their ownership of a Note and the receipt of amounts thereunder) that may be imposed on or asserted against any such Person under existing law as of the Closing Date or Subsequent Transfer Date, as applicable, as a result of the issuance and sale by the Note Issuer of the Notes or the other transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes imposed with respect to payments on any Note, in the event and to the extent such taxes are not recoverable as Qualified Costs.

         (d)......The  Seller shall  indemnify  the Note Issuer,  the  Indenture
Trustee (for the benefit of the Noteholders) and any Swap Counterparty for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against each such Person as a result of (i) the Seller's willful misconduct or gross negligence in the performance of its duties or observance of its covenants under this Agreement, or (ii) the Seller's breach in any material respect of any of its representations and warranties contained in this Agreement.

         (e)......Indemnification  under Sections 5.01(b),  5.01(c), 5.01(d) and
5.01(g) shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses), except as otherwise provided in this Agreement.

         (f)......Without  prejudice  to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative.

         (g)......The  Seller shall indemnify the Indenture Trustee (for itself)
and the Independent Managers, and any of their respective affiliates, officers, directors, employees and agents (each an "Indemnified Person") for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of (i) the Seller's willful misconduct or gross negligence in the performance of its duties or observance of its covenants under this Agreement or (ii) the Seller's breach in any material respect of any of its representations and warranties contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of any Indemnified Person or resulting from a breach of a representation or warranty made by any Indemnified Person in any of the Basic Documents that gives rise to the Seller's breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(g), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(g) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(g), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller's election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iii) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

         (h)......The  remedies of the Note Issuer and each  Indemnified  Person provided in this Agreement are each such Person's sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

         (i)......Indemnification  under this  Section  5.01 shall  survive  any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or any Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).

         SECTION 5.02. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated and which succeeds to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, which provides wire service directly to customers), (b) that may result from any merger or consolidation to which the Seller shall be a party and which succeeds to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, which provides wire service directly to customers), (c) that may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, which provides wire service directly to customers), (d) which is a successor entity resulting from the division of the Seller into two or more Persons and which succeeds to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, which provides wire service directly to customers), or (e) which otherwise succeeds to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, which provides wire service directly to customers) and which Person in any of the foregoing cases executes an agreement of assumption to perform the obligations of the Seller hereunder, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Note Issuer and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger, division or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Note Issuer and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including filings with the PUCT pursuant to the Securitization Law, have been executed and filed that are necessary to fully preserve and protect the interest of the Note Issuer in the Transferred Transition Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Seller shall have given the Rating Agencies prior written notice of such transaction. When any Person acquires the properties and assets of the Seller substantially as a whole and succeeds to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, which provides wire service directly to customers) or otherwise becomes the successor, whether by sale, transfer, lease or otherwise, to the major part of the electric transmission and distribution business of the Seller (or, if transmission and distribution are split, provides wire service directly to customers) in accordance with the terms of this Section 5.02, then upon satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from all of its obligations hereunder.

         SECTION 5.03. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 6.01. Amendment. This Agreement may be amended in writing by the Seller and the Note Issuer with five Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee (which consent shall not be unreasonably withheld), but without the consent of any of the Holders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer's Certificate delivered to the
Note Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder of then Outstanding Notes.

         This Agreement may also be amended from time to time by the Seller and the Note Issuer with five Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee (which consent shall not be unreasonably withheld) and the prior written consent of the Holders evidencing not less than a majority of the Outstanding Amount of the Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders. Promptly after the execution of any such amendment or consent, the Note Issuer shall furnish a copy of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to its consent to any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 6.02. Notices. All demands, notices and communications upon or to the Seller, the Note Issuer, the Indenture Trustee, or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission, (a) in the case of the Seller, to Central Power and Light Company c/o Central and South West Corporation, at 1616 Woodall Rogers Freeway, Dallas, Texas 75202, Attention of the Treasurer, telephone:
____________, facsimile: ________________, (b) in the case of the Note Issuer to CPL Transition Funding LLC c/o Central and South West Corporation, at 1616 Woodall Rogers Freeway, Dallas, Texas 75202, Attention of ___________, telephone: ____________, facsimile: ________________, (c) in the case of the
Indenture Trustee, to it at the Corporate Trust Office, telephone: ____________, facsimile: ________________, (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, telephone: (212) 553-3686, facsimile: (212) 553-0573, (e) in the case of
S&P, to Standard & Poor's, 55 Water Street, 40th Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department, telephone: (212) 438-2000, facsimile: (212) 438-2665, (f) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, NY 10004, Attention of ABS Surveillance, telephone: (212) 908-0500, facsimile: (212) 908-0355, (g) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, NY 10004, Attention of Asset-Backed Monitoring Group, telephone:
_________, facsimile: __________ or (h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 6.03. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

         SECTION 6.04. Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Note Issuer, the Indenture Trustee and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 6.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 6.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 6.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION  6.08.  Governing  Law.  THIS  AGREEMENT  SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 6.09. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Note Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Holders of all right, title and interest of the
Note Issuer in, to and under the Transferred Transition Property and the proceeds thereof and the assignment of any or all of the Note Issuer's rights and obligations hereunder.

         SECTION 6.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Holders, in the exercise of the powers and authority conferred and vested in it.

         SECTION 6.11. Waivers. Any term of provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   CPL TRANSITION FUNDING LLC,
                                   Note Issuer


                                   By:  __________________________
                                   Name:
                                   Title:  Manager


                                   CENTRAL POWER AND LIGHT COMPANY,
                                   Seller


                                   By:  __________________________
                                   Name:
                                   Title


Acknowledged and Accepted:


-------------------------,
as Indenture Trustee


By:  __________________________
      Name:
      Title:

                                                       EXHIBIT A

                                  BILL OF SALE

         1........This   Bill  of  Sale  is  being  delivered  pursuant  to  the
Transition Property Purchase and Sale Agreement, dated as of ______________, 2000 (the "Sale Agreement"), between Central Power and Light Company (the "Seller") and CPL Transition Funding LLC (the "Note Issuer") and is subject to all of the terms, conditions and limitations contained in the Sale Agreement. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sale Agreement.

         2........In  consideration of the Note Issuer's delivery to or upon the order of the Seller of $[_____],  subject to the conditions specified in Section
2.03 of the Sale Agreement, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Note Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the [Original][Subsequent] Transition Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the [Original][Subsequent] Transition Property includes, to the fullest extent permitted by the Securitization Law, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Charges related to the [Original][Subsequent] Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 39.308 of the Securitization Law, shall be treated as an absolute transfer of all of the Seller's right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the [Original][Subsequent] Transition Property. The Seller and the Note Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the [Original][Subsequent] Transition Property to which such a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right in and to the [Original][Subsequent] Transition Property to the Note Issuer, (ii) as provided in Section 39.304 of the Securitization Law, such rights are only contract rights until the time of such sale, transfer, assignment, setting over and conveyance and (iii) as provided in Section 39.309(c) of the Securitization Law, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 39.308 of the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as the creation of a security interest in the [Original][Subsequent] Transition
Property and, without prejudice to its position that it has absolutely transferred all of its rights in the [Original][Subsequent] Transition Property to the Note Issuer, the Seller hereby grants a security interest in the [Original][Subsequent] Transition Property to the Note Issuer.

         3........The   Note  Issuer  does  hereby   purchase   the   [Original]
[Subsequent] Transition Property from the Seller for the consideration set forth in paragraph 2 above.

         4........The Seller and the Note Issuer each acknowledge and agree that the purchase price for the [Original] [Subsequent] Transition Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

         5........The  Seller  confirms  that  each of the  representations  and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof.2

         6........This  Bill of Sale may be executed  by the  parties  hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         7........THIS  BILL OF SALE SHALL BE CONSTRUED IN  ACCORDANCE  WITH THE
LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Seller and the Note Issuer have duly executed this Bill of Sale as of the ___ day of ___________, ____.

                                           CENTRAL POWER AND LIGHT COMPANY


                                            By:
                                            Name:
                                            Title:


                                            CPL TRANSITION FUNDING LLC


                                            By:  __________________________,
                                                 as Manager
                                            Name:

                                                             SCHEDULE 1

                                   SCHEDULE 1
                                       to
                                  BILL OF SALE

                   [Original] [Subsequent] Transition Property



--------
         1 To be revised to reflect financing order as issued.
         2If any representations or warranties require modification with respect to Subsequent Transition Property as a result of provisions in the Financing Order, then such modifications should be set forth in this Bill of Sale (it being understood that any such modifications must be agreed to by the parties and approved by the Rating Agencies prior to the time additional Notes are issued).